Exhibit 99.1

IN8bio Unveils Promising New Data from Next Generation Gamma-Delta T Cell Engager (TCE) Platform at AACR 2025

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First gamma-delta (gd) TCE to demonstrate significant gd T cell expansion and activation, potentially offering an alternative to conventional CD3-based approaches without significant adverse events such as cytokine release syndrome (CRS)

•	INB-600 TCE platform significantly expands both Vd1+ and Vd2+ subsets to address the reduced cell counts that have limited earlier gd TCE therapies in cancer patients

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INB-619 (CD19) and INB-633 (CD33) consistently show potent and highly targeted anti-cancer activity with deep tumor cell depletion in preclinical studies without the increased secretion of dangerous cytokines such as IL-6

•	Targeted B cell elimination (INB-619) highlights potential applications in B cell–driven autoimmune diseases as well as cancer

New York, NY – April 28, 2025 – IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta (gd) T cell therapies for cancer and autoimmune diseases, today announced new preclinical data from its innovative gd T cell engager (gd-TCE) platform. The data will be presented at the 2025 American Association for Cancer Research (AACR) Annual Meeting on April 30, 2025. The data showed that IN8bio’s new gd-TCE platform demonstrated potent and consistent cancer-killing activity across targets in leukemia models, while avoiding the secretion of cytokines that drive the dangerous side effects seen with other TCE based immune therapies.

Unlike traditional TCEs that rely on CD3 to activate all T cells in the body – often triggering excessive inflammatory responses, potential T cell exhaustion and other serious side effects – IN8bio’s next-gen platform is designed to specifically activate only gd T cells, a small but powerful subset of immune cells. These cells can naturally detect, phagocytose (eat) and kill tumors cells without needing to be “trained” to recognize specific targets. The platform’s lead molecules, INB-619 (targeting CD19) and INB-633 (targeting CD33), were able to eliminate cancer cells in preclinical studies with minimal release of inflammatory cytokines. This potentially offers a lower risk of cytokine release syndrome (CRS) or the neurotoxicity that can impact 60-75% of patients treated with conventional CD3 TCEs.

William Ho, CEO and co-founder of IN8bio, commented, “Our INB-600 TCE platform combines the natural tumor-fighting abilities of gd T cells with bispecific engagers to generate a more precise and powerful way to mobilize the immune system against cancer cells. These early results in leukemia models are exciting, and we believe this technology can eventually be applied to other hard-to-treat cancers, and even certain autoimmune diseases.”

Key highlights from the in vitro studies:

•	INB-619 and INB-633 both triggered strong and specific, linear dose-related killing of leukemia cells (ALL and AML) at low picomolar concentrations.

•	Both molecules activated and expanded two key gd T cell subsets (Vd1+ and Vd2+), which is critical since most cancer patients have reduced numbers of these cells.

•	Both molecules promoted activation and degranulation, with dose-related increases in the expression of cellular markers indicating a transition to a powerful cancer-cell killing phenotype.

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Importantly, they did so with minimal, if any, changes in dangerous cytokines, such as IL-6, IL-10, and IL-17a – markers that are often linked to cytokine release syndrome (CRS) and other treatment-related toxicities.

Because this new off-the-shelf platform can drive gd T cell expansion without the need for genetic engineering, it has the potential to offer a more scalable and flexible approach to building next-generation immunotherapies.

IN8bio continues to expand its gd T cell therapeutic pipeline beyond genetically engineered and drug-resistant cellular therapies and is exploring various disease indications and any opportunities for partnership with the INB-600 platform. This preclinical data reinforces the company’s differentiated strategy to build modular and scalable therapeutic approaches to leverage the power of gd T cells to target malignancies with increased precision and reduced toxicity.

The AACR 2025 poster is available on the investor section of the company’s website at https://investors.in8bio.com.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing gd T cell-based immunotherapies for cancer and autoimmune diseases. Gamma-delta T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The company’s lead program, INB-100, is focused on acute myeloid leukemia evaluating haplo-matched allogeneic gd T cells given to patients following a hematopoietic stem cell transplant. The company is also evaluating autologous DeltEx DRI gd T cells, in combination with standard of care, for glioblastoma, and advancing novel gd T cell engagers for potential oncology and autoimmune indications. For more information about IN8bio, visit www.IN8bio.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the ability of the INB-600 platform to offer a scalable, flexible, more precise and more powerful alternative to conventional CD3-based approaches and have applications in autoimmune diseases as well as cancer; IN8bio’s plans to expand its pipeline beyond genetically engineered and drug-resistant cellular therapy and explore various disease indications and any opportunities for partnership with the INB-600 platform; and other statements that are not historical fact. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may be unable to raise additional capital and could be forced to delay, further reduce or to explore other strategic options for certain of its development programs, or even terminate its operations; IN8bio’s ability to continue to operate as a going concern; the risk that IN8bio may not realize the intended benefits of its gd-TCE platform or DeltEx platform; the availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; the uncertainty of regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section entitled “Risk Factors” in IN8bio’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 13, 2025, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contacts:

IN8bio, Inc.

Patrick McCall

646.933.5603

pfmccall@IN8bio.com

Media Contact:

Kimberly Ha

KKH Advisors

917.291.5744

kimberly.ha@kkhadvisors.com